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                                                                       Exhibit 5

                                December 20, 1995

Board of Directors
Transcisco Industries, Inc.
601 California Street, Suite 1301
San Francisco, CA  94108

                 Re:      Registration Statement on Form S-3


Gentlemen:

                 You have requested our opinion with respect to certain matters described below relating to 1,000,000 shares of the common stock (the "Common Shares") of Transcisco Industries, Inc. ("Transcisco") to be issued pursuant to the exercise of warrants issued under the Note and Warrant Purchase Agreement dated August 1, 1995 (the "Warrants"), pursuant to the Registration Statement on Form S-3 (the "Registration Statement") of Transcisco pursuant to the Securities Act of 1933, as amended (the "Securities Act").

                 In connection with our opinion, we have reviewed and relied upon the Registration Statement, the Articles of Incorporation and the Bylaws of Transcisco, each as amended; copies of resolutions of the board of directors of Transcisco authorizing the issuance of the Common Shares and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of Transcisco as we have deemed necessary for the purpose of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

                 Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Common Shares to be issued on exercise of the Warrants and pursuant to the Registration Statement are duly authorized and when issued, will be fully paid and nonassessable, provided the full purchase price for each of the Common Shares is paid to and received by Transcisco.


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Transcisco Industries, Inc.
December __, 1995
Page 2


                 We hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

                                           Very truly yours,

                                           /s/Greene, Radovsky, Maloney & Share

                                           GREENE, RADOVSKY, MALONEY & SHARE